UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2013

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32167	76-0274813
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Post Oak Place, Suite 300

Houston, Texas 77027

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code) (713) 623-0801

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 6, 2013, The Company announced that its Board of Directors has authorized the repurchase of up to $25 million of the Company’s common stock. Under the repurchase program, the Company may repurchase common stock from time to time on the open market or in private transactions. The Company expects to fund the repurchases through available cash. The timing and extent of the repurchases will depend upon market conditions and other corporate considerations at the Company’s sole discretion. The repurchase program may be suspended, modified or discontinued at any time, and the Company has no obligation to repurchase any amount of common stock under the plan.

The press release is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The Exhibit listed below is being furnished with this Form 8-K.

Exhibit 99.1	Press Release dated June 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.

June 7, 2013	By:	/s/ Gregory R. Hullinger
Gregory R. Hullinger
Chief Financial Officer